Exhibit 99.6
NOTICE OF GUARANTEED DELIVERY

for shares of Common Stock of

3M COMPANY

Offer to Exchange

All Shares of Common Stock of

GARDEN SPINCO CORPORATION

which are owned by 3M Company and
will be converted into the right to receive Shares of Common Stock of

NEOGEN CORPORATION

for

Shares of Common Stock of 3M Company
Pursuant to the Prospectus, dated [  ], 2022

(Not to be used for signature guarantees)
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT [  ], NEW YORK CITY TIME, ON [  ], 2022, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF 3M COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the exchange offer, as set forth in the prospectus, dated [  ], 2022 (the “Prospectus”), and the related Letter of Transmittal and Exchange and Transmittal Instruction Booklet (taken together, the “Letter of Transmittal”) in the following circumstances:
(1) if certificates representing shares of 3M Company (“3M”) common stock, par value $0.01 per share (“3M common stock”), are not immediately available;
(2) if shares of 3M common stock or other required documents cannot be delivered to Equiniti Trust Company (the “Distribution Exchange Agent”) on or before the expiration of the exchange offer; or
(3) if the procedures for book-entry transfer cannot be completed on a timely basis.
This Notice of Guaranteed Delivery may be transmitted by email or mailed to the Distribution Exchange Agent as described in the Prospectus and must include a guarantee by a “U.S. eligible institution” (as defined in the Prospectus). Any 3M stockholder who validly tenders (and does not properly withdraw) shares of 3M common stock for shares of common stock, par value $0.01 per share (“Garden SpinCo common stock”), of Garden SpinCo Corporation (“Garden SpinCo”) in the exchange offer will waive their rights with respect to such shares to receive, and forfeit any rights to, shares of Garden SpinCo common stock distributed on a pro rata basis to 3M stockholders in the Clean-Up Spin-Off (as defined in the Prospectus) in the event the exchange offer is not fully subscribed. Additional information can be found in the section entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus. Only registered stockholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares of 3M common stock) may submit this Notice of Guaranteed Delivery.

Please be advised that submissions received after normal business hours may be subject to a fee from the Distribution Exchange Agent.
The Distribution Exchange Agent for the exchange offer is:
Equiniti Trust Company

By First Class Mail:	By Registered or Overnight Courier:

Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, MN 55164-0858	Equiniti Trust Company Shareowner Services Voluntary Corporate Actions Department 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120
For information about the Exchange Offer, please contact
Georgeson at
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Telephone: 888-607-6511
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a “U.S. eligible institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.
BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE SHARES OF 3M COMMON STOCK LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE DISTRIBUTION EXCHANGE AGENT NO LATER THAN [  ], EASTERN TIME, ON THE SECOND NYSE TRADING DAY AFTER THE DATE OF EXECUTION OF SUCH NOTICE OF GUARANTEED DELIVERY. YOU RECOGNIZE THAT ANY 3M STOCKHOLDER WHO VALIDLY TENDERS (AND DOES NOT PROPERLY WITHDRAW) SHARES OF 3M COMMON STOCK FOR SHARES OF GARDEN SPINCO COMMON STOCK IN THE EXCHANGE OFFER WILL WAIVE THEIR RIGHTS WITH RESPECT TO SUCH SHARES TO RECEIVE, AND FORFEIT ANY RIGHTS TO, SHARES OF GARDEN SPINCO COMMON STOCK DISTRIBUTED ON A PRO RATA BASIS TO 3M STOCKHOLDERS IN THE CLEAN-UP SPIN-OFF IN THE EVENT THE EXCHANGE OFFER IS NOT FULLY SUBSCRIBED. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE U.S. ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:
The undersigned hereby tenders to 3M Company (“3M”) the number of shares of 3M common stock, par value $0.01 per share (“3M common stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by 3M to exchange all shares of common stock of Garden SpinCo Corporation, which are owned by 3M and will be converted into shares of Neogen Corporation common stock, par value $0.16 per share, for tendered shares of 3M common stock pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”
Number of shares of 3M common stock to be tendered and share certificate number(s) (if available) (attach additional sheet if necessary)

Check box if shares of 3M common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company: ☐

Account Number: (if known)

Dated:

Signature: Registered Holder’s Signature(s)

Name(s) of Record Holder(s): Please type or print your name(s) here

Address(es): Please type or print address, including zip code
ODD-LOT SHARES
This section is to be completed ONLY if shares of 3M common stock are being tendered by or on behalf of a person owning beneficially fewer than 100 shares of 3M common stock who wishes to tender all such shares of 3M common stock. Check one:
☐	By checking this box, I represent that I own beneficially fewer than 100 shares of 3M common stock and am tendering all my shares of 3M common stock.
☐
By checking this box I represent that I am a bank, broker or other nominee who (1) is tendering for the beneficial owners thereof, shares of 3M common stock with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially fewer than 100 shares of 3M common stock and are tendering all such shares of 3M common stock.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)
The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, a “U.S. eligible institution”) (i) represents and guarantees that the above-named person(s) own(s) the shares of 3M common stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of 3M common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the Distribution Exchange Agent no later than 5:00 pm, Eastern time, on the second NYSE trading day after the date of execution of such notice of guaranteed delivery (a)(i) share certificates representing all physically tendered shares of 3M common stock, in proper form for transfer or (ii) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of 3M common stock in the Distribution Exchange Agent’s account at The Depository Trust Company, (b) the Letter of Transmittal for shares of 3M common stock, properly completed and duly executed (which eligible holders of shares of 3M common stock that are recorded directly on the books and records of 3M’s transfer agent, who do not require a signature guarantee, may complete through the Exchange Offer Election Website), or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message (as defined in the Prospectus) and (c) any other required documents.
The U.S. eligible institution that completes this form must communicate the guarantee to the Distribution Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of 3M common stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the Distribution Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such U.S. eligible institution.
Name of Firm:

Address: (Zip Code)

Telephone No.(s): ( ) -

Authorized Signature:

Printed Name:

Title:

Dated:
Please Type or Print
DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE DISTRIBUTION EXCHANGE AGENT WITH THE LETTER OF TRANSMITTAL.